                                                                     Exhibit 4.6
                                                                     -----------

                               AMENDMENT NO. 1 TO
                                WARRANT AGREEMENT

           AMENDMENT NO. 1 TO WARRANT AGREEMENT (this "Amendment") dated as of
                                                       ---------
November 1, 2001 by and among Concentra Inc., a Delaware corporation formerly known as Concentra Managed Care, Inc. (the "Company"), and the several persons
                                            -------
that have executed this Amendment under the heading "Holders" (the "Holders").
                                                                    -------
Capitalized terms used in this Amendment which are not otherwise defined herein shall have the meanings ascribed to them in the Existing Warrant Agreement referred to below.

                              W I T N E S S E T H:
                               - - - - - - - - - -

           WHEREAS, the Company and the Holders are parties to a Warrant Agreement dated as of August 17, 1999 (the "Existing Warrant Agreement");
                                            --------------------------

           WHEREAS, the Company proposes to issue (1) an aggregate 2,266,546 shares of Common Stock (the "New Common Shares") and (2) warrants to acquire an
                             -----------------
aggregate 771,277 shares of Common Stock (the "New Warrants" and, together with
                                               ------------
the New Common Shares, the "New Securities") pursuant to the terms and
                            --------------
conditions of a Securities Purchase Agreement (the "Securities Purchase
                                                    -------------------
Agreement") dated as of the date hereof among the Company and the purchasers
---------
named therein (the "Purchasing Stockholders");
                    -----------------------

           WHEREAS, under Sections 10 and 12 of the Existing Warrant Agreement, the Holders, as holders of the Warrants governed thereby (the "Existing
                                                               --------
Warrants"), are entitled to (1) an adjustment in the number of shares of Common
--------
Stock issuable upon exercise of the Existing Warrants ("Warrant Shares") and (2)
                                                        --------------
certain notices, all in connection with the issuance of the New Securities;

           WHEREAS, under the Securities Purchase Agreement, it is a condition to the obligation of each Purchasing Stockholder to purchase New Securities that this Amendment be executed and delivered by the Company and the registered holders of two-thirds of the then outstanding Warrant Shares issued or issuable upon exercise of the Existing Warrants;

           WHEREAS, the parties hereto desire to execute and deliver this Amendment in order to fulfill such condition and render the provisions of Sections 10 and 12 of the Existing Warrant Agreement inapplicable to the issuance of the New Securities;

           NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

           SECTION 1. Amendments to Existing Warrant Agreement. The Existing
                      ----------------------------------------
Warrant Agreement is amended as follows:

         (a) Section 10 of the Existing Warrant Agreement is amended to insert the following new subsection (p) at the end thereof:

         "(p) Exclusion of Certain Transactions
              ---------------------------------

         Notwithstanding anything to the contrary contained in this Section 10, no adjustment in the number of Warrant Shares issuable upon exercise of the Warrants shall be made in connection with the issuance of (1) an aggregate 2,266,546 shares of Common Stock and (2) warrants to acquire an aggregate 771,277 shares of Common Stock pursuant to the Securities Purchase Agreement dated as of November 1, 2001 among the Company and the purchasers named therein."

         (b) Section 12 of the Existing Warrant Agreement is amended to insert the following new paragraph at the end thereof:

         "Notwithstanding anything to the contrary contained above, the provisions of this Section 12 shall not apply to the issuance of (1) an aggregate 2,266,546 shares of Common Stock and (2) warrants to acquire an aggregate 771,277 shares of Common Stock pursuant to the Securities Purchase Agreement dated as of November 1, 2001 among the Company and the purchasers named therein."

SECTION 2. Miscellaneous.
           -------------

         (a) THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

         (b) This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         (c) This Amendment is limited precisely as written and shall not be deemed to be a modification, acceptance or waiver of any other term, condition or provision of the Existing Warrant Agreement.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment No. 1 to Warrant Agreement, all as of the day and year first above written.

                                         The Company:
                                         -----------

                                         CONCENTRA INC.





                                         By_____________________________________
                                            Name:  Richard A. Parr II
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary

                            The Holders:
                            -----------

                            WCAS CAPITAL PARTNERS III, L.P.
                            By:  WCAS CP III Associates, L.L.C., General Partner



                            By
                                Managing Member

                                            JP MORGAN DIRECT CORPORATE FINANCE
                                            INSTITUTIONAL INVESTORS, LLC




                                            By:_________________________________
                                               Name:
                                               Title:


                                            JP MORGAN DIRECT CORPORATE FINANCE
                                            PRIVATE INVESTORS, LLC



                                            By:_________________________________
                                               Name:
                                               Title:

                                            CALIFORNIA PUBLIC EMPLOYEES'
                                            RETIREMENT SYSTEM



                                            By:_________________________________
                                               Name:
                                               Title:

                                            CALIFORNIA STATE TEACHERS'
                                            RETIREMENT SYSTEM



                                            By:_________________________________
                                               Name:
                                               Title:

                                            CHASE EQUITY ASSOCIATES, L.P.
                                            By: Chase Capital Partners,
                                                   its General Partner


                                            By:_________________________________
                                               Name:
                                               Title:

                                  CMS CO-INVESTMENT SUBPARTNERSHIP II

                                  By: CMS CO-INVESTMENT SUBPARTNERSHIP,
                                        a Delaware general partnership
                                  By: CMS Co-Investment Partners, L.P., a
                                        Delaware limited partnership
                                  By: CMS/Co-Investment Associates, L.P., a
                                        Delaware limited partnership
                                  By: MSPS/Co-Investment, Inc., a Delaware
                                        corporation

                                  Its:

                                  By: CMS 1997 Investment Partners, L.P., a
                                        Delaware limited partnership
                                  By: CMS 1997, Inc. a Delaware corporation

                                      By:______________________
                                      Its:

                                  By: CMS Co-Investment Partners I-Q, L.P., a
                                        Delaware limited partnership
                                  By: CMS/Co-Investment Associates, L.P., a
                                        Delaware limited partnership
                                  By: MSPS/Co-Investment, Inc., a Delaware
                                        corporation

                                      By:______________________
                                      Its:

                                  By: CMS 1997 Investment Partners, L.P., a
                                        Delaware limited partnership
                                  By: CMS 1997, Inc. a Delaware corporation

                                      By:______________________
                                      Its:


                                  By:_____________________________________
                                     Ira Brind

                                  By:_____________________________________
                                     Bruce Lindsay

                       CMS DIVERSIFIED PARTNERS, L.P.
                       By: CMS/DP Associates, L.P, a general partner
                       By: MSPS/DP, Inc., its general partner


                       By:____________________________
                          (Vice) President

                       By: CMS 1995 Investment Partners, L.P, a general partner
                             By: CMS 1995, Inc., its general partner

                             By:____________________________
                                    (Vice) President

                                        DB CAPITAL INVESTORS, L.P.

                                        By: DB Capital Partners, L.P.,
                                               its General Partner

                                        By: DB Capital Partners, Inc.,
                                               its General Partner

                                        By:_____________________________________
                                           Name:
                                           Title:

                                         EURAZEO

                                         By:____________________________________
                                            Name:
                                            Title:

                                    GS PRIVATE EQUITY PARTNERS II, L.P.

                                    By: GS PEP II Advisors, L.L.C.,
                                           its General Partner

                                    By: GSAM Gen-Par, L.L.C.,
                                           its Managing Member

                                    By:_________________________________________
                                       Name:
                                       Title:


                                    GS PRIVATE EQUITY PARTNERS II OFFSHORE, L.P.

                                    By: GS PEP II Offshore Advisors, Inc., its
                                           General Partner


                                    By:_________________________________________
                                       Name:
                                       Title:


                                    GS PRIVATE EQUITY PARTNERS II - DIRECT
                                    INVESTMENT FUND, L.P.

                                    By: GS PEP II Direct Investment Advisors,
                                           L.L.C., its General Partner

                                    By: GSAM Gen-Par, L.L.C., its Managing
                                           Member


                                    By:_________________________________________
                                       Name:
                                       Title:

                                   GS PRIVATE EQUITY PARTNERS III, L.P.

                                   By: GS PEP III Advisors, L.L.C., its
                                          General Partner

                                   By: GSAM Gen-Par, L.L.C., its Managing
                                          Partner

                                   By:__________________________________________
                                      Name:
                                      Title:


                                   GS PRIVATE EQUITY PARTNERS III OFFSHORE, L.P.

                                   By: GS PEP III Offshore Advisors, Inc.,
                                          its General Partner


                                   By:__________________________________________
                                      Name:
                                      Title:


                                   NBK/GS PRIVATE EQUITY PARTNERS, L.P.

                                   By: GS PEP Offshore Advisors (NBK), Inc.
                                          General Partner


                                   By:__________________________________________
                                      Name:
                                      Title:

                                     HAMILTON LANE PRIVATE EQUITY PARTNERS, L.P.

                                     By: HLSP Investment Management, LLC


                                          By: __________________________________
                                                   Mario L. Giannini
                                                   Managing Member

                                     HAMILTON LANE PRIVATE EQUITY FUND, PLC

                                     By:  HLSP Investment Management, LLC


                                          By: __________________________________
                                                   Mario L. Giannini
                                                   Managing Member

                               A.S.F. CO-INVESTMENT PARTNERS, L.P.
                               By: PAF 10/98, LLC
                                       By: Old Kings I, LLC, as Managing Member



                               By:_____________________________________
                                  Name:
                                  Title:

                                          NASSAU CAPITAL PARTNERS III L.P.




                                          By:___________________________________
                                             Name:
                                             Title:


                                          NAS PARTNERS LLC



                                          By:___________________________________
                                             Name:
                                             Title:

                                  NEW YORK LIFE CAPITAL PARTNERS, L.P.

                                  By: NYLCAP Manager LLC, its Investment Manager

                                  By:___________________________________________
                                     Name:
                                     Title: